Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Veris Residential, L.P. (the “Operating Partnership”) for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mahbod Nia, as Chief Executive Officer of Veris Residential, Inc., its general partner, and Amanda Lombard, as Chief Financial Officer of Veris Residential, Inc., its general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of §13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: February 24, 2025	By:	/s/ Mahbod Nia
Mahbod Nia
Chief Executive Officer of Veris Residential, Inc., the general partner of Veris Residential, L.P.

Date: February 24, 2025	By:	/s/ Amanda Lombard
Amanda Lombard
Chief Financial Officer of Veris Residential, Inc., the general partner of Veris Residential, L.P.
This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Operating Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by §906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.